UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
February 17, 2006
CRAFTMADE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26667 (Commission File No.)	75-2057054 (IRS Employer Identification No.)
650 South Royal Lane, Suite 100
Coppell, Texas 75019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 393-3800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
Craftmade International Inc. filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) on February 9, 2006, and its Quarterly Report on Form 10-Q with the SEC on February 10, 2006, which included information that one of the Company’s 50%-owned subsidiaries, Design Trends, LLC (“Design Trends”), was negotiating its future participation in Lowe’s mix and match portable lamp program as Lowe’s discontinues the Design Trends merchandising display and plans to replace the merchandising program with one based on Lowe’s private label. Negotiations have been completed and Design Trends will continue to participate in Lowe’s mix and match program after the April 2006 reset by initially offering approximately 60% of the items in the new set for the stores currently supplied by Design Trends.
Pursuant to General Instruction B.2 of Form 8-K, the information in Item 7.01 this Form 8-K, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
By furnishing this information on Form 8-K, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.
The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although the Company may do so from time to time as management of the Company believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure .

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFTMADE INTERNATIONAL, INC.
Date: February 22, 2006	By:	/s/ J. Marcus Scrudder
J. Marcus Scrudder
Chief Financial Officer